EXHIBIT 23.2

                                   CONSENT OF
                                   KPMG, LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


The Board of Directors
Univest Corporation of Pennsylvania:


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-02509) pertaining to the Univest Dividend Reinvestment and Stock Purchase Plan and in the related Prospectus, of Univest Corporation of Pennsylvania of our reports dated March 2, 2005, with respect to the consolidated balance sheet of Univest Corporation of Pennsylvania as of December 31, 2004, and the related consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Univest Corporation of Pennsylvania, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG, LLP

Philadelphia, Pennsylvania
February 16, 2006